Exhibit 10.1.2

TECO ENERGY GROUP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

First Amendment to 1998 Restatement

The TECO Energy Group Supplemental Executive Retirement Plan is amended as follows, effective for payments commencing June 1, 2005, and later:

1.	Section 3.1 is amended in its entirety to read as follows:

3.1 Annual earnings has the same meaning as in the retirement plan, except that the same will be determined without regard to any dollar limitation on such annual earnings that may be imposed under the retirement plan.

2.	Section 5.4 is deleted and the following is substituted for it:

5.4 Form of Payment. Notwithstanding any provisions of the plan to the contrary (including, without limitation, references to payments as a monthly pension), the only form of retirement benefit payable to a participant under the plan is a commuted lump sum payment that is the actuarial equivalent of a life annuity (including the value of the post-retirement surviving spouse benefit under Section 6.2(c)). Actuarial equivalence will be based on the actuarial assumptions specified from time to time in the retirement plan for lump sum payments. The lump sum payment will be made as soon as practicable after the date that is six months after the date of separation from service (or, if earlier, the date of death of the participant) and shall be credited with interest at the same rate used to calculate the actuarial equivalence.

3.	Sections 6.3 and 6.4 are deleted and the following are substituted for them:

6.3 Form and time of surviving spouse benefit. Notwithstanding any provisions of the plan to the contrary (including, without limitation, references to monthly survivor income payments), surviving spouse benefits under this Section 6 will be payable only in the form of a lump sum payment that is the actuarial equivalent of a life annuity to the surviving spouse. The lump sum payment will be made on, or as soon as practicable after, the first day of the month on or after the date of the participant’s death.

6.4 Death benefit where lump sum paid. If a participant received a lump sum payment of his benefit under Section 5.4, no surviving spouse benefit or other death benefit will be payable under the plan to any person.

EXECUTED on May 26, 2005.

TECO ENERGY, INC.

By:	/s/ Clinton E. Childress
Clinton E. Childress
Chief Human Resources Officer